Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
Set forth below are certain subsidiaries of
E. I. du Pont de Nemours and Company

Organized Under
Name	Laws Of

Agar Cross S.A.	Argentina
Antec International Ltd.	United Kingdom
Belco Technologies Corporation	Delaware
ChemFirst Inc.	Mississippi
Christiana Insurance, LLC	Vermont
DPC (Luxembourg) SARL	Luxembourg
DuPont (Australia) Ltd.	Australia
DuPont (China) Research & Development Company Limited	China
DuPont (Korea) Inc.	Korea
DuPont (Shanghai) Sourcing Center Company, Ltd.	China
DuPont (South America), Holdings LLC	Delaware
DuPont (Thailand) Co. Ltd.	Thailand
DuPont (U.K.) Investments	United Kingdom
DuPont (U.K.) Ltd.	United Kingdom
DuPont Agricultural Caribe Industries, Ltd.	Bermuda
DuPont Agricultural Chemicals Ltd., Shanghai	China
DuPont Argentina S.A.	Argentina
DuPont Asia Pacific Limited	Delaware
DuPont Beteiligungs GmbH	Austria
DuPont BVco BV	The Netherlands
DuPont Caribbean Trading Company Ltd.	Bermuda
DuPont Capital Management Corporation	Delaware
DuPont Chemical and Energy Operations, Inc.	Delaware
DuPont China Holding Company Ltd.	China
DuPont China Limited	Hong Kong
DuPont China Limited(US)	Delaware
DuPont Coatings SAS	France
DuPont Company (Singapore) Pte Ltd.	Singapore
DuPont Coordination Center N.V.	Belgium
DuPont DACI Beteiligungs GmbH	Austria
DuPont Danmark	Denmark
DuPont de Colombia, S.A.	Colombia
DuPont de Nemours (Belgium) BVBA	Belgium
DuPont de Nemours (Deutschland) GmbH	Germany
DuPont de Nemours (Flandre) S.A.	France
DuPont de Nemours (France) S.A.S.	France
DuPont de Nemours (Luxembourg) SARL	Luxembourg
DuPont de Nemours (Nederland) B.V.	The Netherlands
DuPont de Nemours Development S.A.	Switzerland
DuPont de Nemours Groupe S.A.R.L.	France
DuPont de Nemours Holding SA	Delaware

Organized Under
Name	Laws Of

DuPont de Nemours International S.A.	Switzerland
DuPont de Nemours Italiana S.r.l.	Italy
DuPont Deutschland Holding Gmbh & Co. KG	Germany
DuPont Diagnostics, Inc.	Delaware
DuPont Displays, Inc.	California
DuPont do Brasil S.A.	Brazil
DuPont Elastomers Inc.	Delaware
DuPont Electronics Microcircuits Industries, Ltd.	Bermuda
DuPont Energy Company, LLC	Delaware
DuPont Environmental Remediation Services Inc.	Delaware
DuPont Far East Inc.	Japan
DuPont Farm Solution Kabushiki Kaisha	Japan
DuPont Feedstocks Company	Delaware
DuPont Filaments — Americas, LLC	Delaware
DuPont Filaments — Europe B.V.	The Netherlands
DuPont Global Operations, Inc.	Delaware
DuPont Holdco Spain I, SL	Spain
DuPont Holdco Spain II, SL	Spain
DuPont Holographics, Inc.	New York
DuPont Iberica, S.L.	Spain
DuPont India Limited	Delaware
DuPont Industrial (Luxembourg) SARL	Luxembourg
DuPont International (Luxembourg) SCA	Luxembourg
DuPont International Operations SARL	The Netherlands
DuPont International Trading, Inc.	Delaware
DuPont Kabushiki Kaisha	Japan
DuPont KGA B.V.	The Netherlands
DuPont Khimprom	Russia
DuPont Limited Partnership	Canada
DuPont Malaysia SDN BHD	Malaysia
DuPont Mexico S.A. de C.V.	Mexico
DuPont NLco BV	The Netherlands
DuPont North America Inc.	Delaware
DuPont Operations (Luxembourg) SARL	Luxembourg
DuPont Operations, Inc.	Delaware
DuPont Operations Worldwide, Inc.	Delaware
DuPont Performance Coating France SAS	France
DuPont Performance Coating Nederland BV	The Netherlands
DuPont Performance Coatings (U.K.) Ltd.	United Kingdom
DuPont Performance Coatings Austria GmbH	Austria
DuPont Performance Coatings GmbH & Co KG	Germany
DuPont Performance Coatings Iberica, S.L.	Spain
DuPont Performance Coatings Polska Spolka z.o.o.	Poland
DuPont Performance Coatings Scandinavia AB	Sweden
DuPont Performance Coatings, Inc	Delaware
DuPont Performance Coatings, Tintas e Vernizes, S.A.	Portugal
DuPont Performance Coatings Venezuela, C.A.	Venezuela
DuPont Performance Elastomers, LLC	Delaware
DuPont Poland Sp z.o.o.	Poland

Organized Under
Name	Laws Of

DuPont Polyester Europe Aps	Denmark
DuPont Polymer Powders SARL	Switzerland
DuPont Powder Coatings France SAS	France
DuPont Powder Coatings Scandinavia AB	Sweden
DuPont Powder Coatings U.K. Ltd.	United Kingdom
DuPont Powder Coatings USA, Inc.	Delaware
DuPont Products (Luxembourg) SARL	Luxembourg
DuPont Protective Apparel Marketing Company	Delaware
DuPont Pulverlack Deutschland GmbH & Co., Ltd.	Germany
DuPont Quimica da Venezuela C.A.	Venezuela
DuPont Red Lion (Beijing) Coatings Co., Ltd.	China
DuPont S.A. de C.V.	Mexico
DuPont Scandinavia GmbH	Germany
DuPont Science (Luxembourg) SARL	Luxembourg
DuPont Sverige AB	Sweden
DuPont Taiwan Ltd.	Taiwan
DuPont Textile Fibers, S.A	China
DuPont Trading (Shanghai) Co., Ltd.	China
DuPont Turkiye Kimyasal Urunler Sanayi ve Ticaret Anonim Sirketi	Turkey
DuPont Vespel Parts and Shapes, Inc.	Pennsylvania
E.I. DuPont Canada Company	Canada
E.I. DuPont India Private Limited	India
EKC Technology, Inc.	California
Electronic Materials DuPont Dongguan Ltd	China
First Chemical Corporation	Mississippi
First Chemical Texas, L.P.	Delaware
Griffin Colombia S.A.	Colombia
Griffin, LLC	Delaware
Herberts Mexico S.A. de C.V.	Mexico
Hickory Holdings, Inc.	Delaware
Holding DP, S.A. de C.V.	Mexico
Initiatives de Mexico, S.A. de C.V.	Mexico
Liqui-Box Canada, Inc.	Canada
Liqui-Box Corporation	Ohio
Magellan Systems International LLC	Delaware
OOO DuPont Russia LLC	Russia
Pioneer Hi-Bred International, Inc.	Iowa
PT DuPont Agricultural Products Indonesia	Indonesia
Neptune Environmental Technologies, Inc.	Delaware
Solae LLC (d.b.a. The Solae Company)	Missouri
Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.

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